SECURITIES AND EXCHANGE COMMISSION

                             Washington, D. C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported): July 27, 2005



                           PAR TECHNOLOGY CORPORATION
                           --------------------------
             (Exact name of registrant as specified in its charter)



   Delaware                         1-09720                    16-1434688
   --------                         -------                    ----------
(State or other                (Commission File             (I.R.S. Employer
jurisdiction of                     Number)                  incorporation or
organization)                                             Identification Number)



         PAR Technology Park
         8383 Seneca Turnpike
         New Hartford, NY                                        13413-4991
         -------------------                                     ----------
(Address of principal executive offices)                         (Zip Code)



       Registrant's telephone number, including area code: (315) 738-0600


                                 Not Applicable
                                 --------------
         (Former Name or Former Address, if changed since Last Report)

Item 2.02 Results of Operations and Financial Condition.

(a) The information, including Exhibits attached hereto, in this Current Report is being furnished and shall not be deemed "filed" for the purposes of
     Section 18 of the Securities and Exchange Act of 1934, or otherwise subject to the liabilities of that Section. The information in this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, except as otherwise expressly stated in such filing.

(b) On July 27, 2005, PAR Technology Corporation issued a press release announcing its results of operation for the quarterly period ending June 30, 2005. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

(c) On July 27, 2005, PAR Technology Management held an Investor's Conference Call. Management Remarks are attached hereto as Exhibit 99.2 and is incorporated herein by reference.


99.1 Press Release dated July 27, 2005.

99.2 Management Remarks dated July 27, 2005.

                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                            PAR TECHNOLOGY CORPORATION
                                            --------------------------
                                                   (Registrant)




Date:  July 27, 2005


                                         /s/RONALD J. CASCIANO
                                         ---------------------------------------
                                         Ronald J. Casciano
                                         Vice President, Chief Financial Officer
                                         and Treasurer

                                  EXHIBIT INDEX


Exhibit Number                        Description
--------------                        -----------

   99.1                 Press Release dated July 27, 2005.

   99.2                 Management Remarks dated July 27, 2005.

Exhibit 99.1  Press Release dated July 27, 2005.

CONTACT: Christopher R. Byrnes (315) 738-0600 ext. 226 cbyrnes@partech.com, www.partech.com


                           PAR TECHNOLOGY CORPORATION

                     -REPORTS RECORD SECOND QUARTER RESULTS-

o Revenues Rise 19%, Highest Second Quarter Revenue in Company's History

o Net Income Grows more than 79%

o EPS Rises 71% to $0.24 versus $0.14 a year ago

        ----------------------------------------------------------------
             NEW HARTFORD, NY, PAR TECHNOLOGY CORPORATION (NYSE:PTC)


New Hartford, NY--July 27, 2005--PAR Technology Corporation (NYSE:PTC - News) today announced record results for the second quarter ended June 30, 2005.

PAR reported second quarter revenues of $51.2 million, a 19% increase from the $42.9 million reported in the same period a year ago. Net income of $2.4 million was reported for the second quarter, compared with net income of $1.3 million in the second quarter of 2004, a 79% increase. Diluted earnings per share rose 71% to $0.24 for the second quarter of 2005, when compared to diluted earnings per share of $0.14 for the second quarter of last year.

For the six months ended June 30, 2005, PAR Technology Corporation reported revenues of $100 million, a 24% increase from the $80.8 million reported one year ago. The Company also reported $3.7 million in net income for the first six months of 2005 versus $2 million reported for the first six months of 2004, a 79% rise. Diluted earnings per share rose 73% to $0.38 for the first six months of 2005 compared to $0.22 reported for the first six months of 2004.

"Our strong results reflect continued robust demand for our hospitality technology solutions as well as continuing growth in our Government business. PAR remains particularly well positioned to benefit from the growing demand for innovative technology solutions for the hospitality marketplace. With this momentum in place, PAR is well positioned to continue execution of our plan to achieve profitable growth," said John W. Sammon, PAR Chairman and CEO. "We are pleased to see our focus on client success and our investments in integrated solutions paying off. Our commitment makes a real difference to our existing clients, who continue to roll out our technology solutions across several business segments, and to our new customers, who see clear benefits in PAR's hardware and software.

" Sammon concluded, "It was a solid quarter in all respects. I am proud of our organization as we continue to execute well. We have a strong position in excellent and diversified markets and continue to increase our presence with the major companies in these markets."

Certain Company information in this release or by its spokespersons from time to time may contain forward-looking statements. Any statements in this document that do not describe historical facts are forward-looking statements. Forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that all forward-looking statements involve risks and uncertainties, including without limitation, delays in new product introduction, risks in technology development and commercialization, risks in product development and market acceptance of and demand for the Company's products, risks of downturns in economic conditions generally, and in the quick service sector of the restaurant market specifically, risks of intellectual property rights associated with competition and competitive pricing pressures, risks associated with foreign sales and high customer concentration, and other risks detailed in the Company's filings with the Securities and Exchange Commission.


ABOUT PAR TECHNOLOGY

PAR Technology Corporation develops, markets and supports hardware and software products that improve the ability of hospitality business professionals to make timely, fact-based business decisions. The Company is the world's largest supplier of Point-of-Sale systems to the quick service restaurant market with over 40,000 systems installed in more than 100 countries. In addition PAR is a leader in providing computer based system design and engineering services to the Department of Defense and other federal government agencies. PAR Technology Corporation's stock is traded on the New York Stock Exchange under the symbol PTC. For additional information visit PAR's website at www.partech.com.

================================================================================

                   PAR TECHNOLOGY CORPORATION AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                       (in thousands except share amounts)
                                   (unaudited)


                                                   June 30,    December 31,
                                                     2005         2004
Assets                                            ----------   ----------
Current assets:
     Cash  and cash equivalents ...............   $   3,045    $   8,696
     Accounts receivable-net ..................      36,759       32,702
     Inventories - net ........................      28,263       27,047
     Deferred income taxes ....................       8,740        6,634
     Other current assets .....................       2,726        2,617
                                                  ---------    ---------
         Total current assets .................      79,533       77,696
Property, plant and equipment - net ...........       8,051        8,123
Goodwill ......................................      15,379       15,379
Intangible assets-net .........................       8,752        9,235
Other assets ..................................       1,797        1,319
                                                  ---------    ---------
                                                  $ 113,512    $ 111,752
                                                  =========    =========
Liabilities and Shareholders' Equity
Current liabilities:
     Current portion of long-term debt ........   $      58    $      90
     Borrowings under lines of credit .........       1,900       10,246
     Accounts payable .........................      11,315        9,486
     Accrued salaries and benefits ............       7,982        8,072
     Accrued expenses .........................       3,535        2,998
     Customer deposits ........................       3,846        4,861
     Deferred service revenue .................      10,109        9,083
     Net liabilities of discontinued operation          219          323
                                                  ---------    ---------
         Total current liabilities ............      38,964       45,159
                                                  ---------    ---------
Long-term debt ................................       2,003        2,005
                                                  ---------    ---------
Deferred income taxes .........................         450          194
                                                  ---------    ---------
Other long-term liabilities ...................       1,350          820
                                                  ---------    ---------
Shareholders' Equity:
     Preferred stock, $.02 par value,
       1,000,000 shares authorized ............        --           --
     Common stock, $.02 par value,
       19,000,000 shares authorized;
       10,490,147 and 10,139,132 shares issued;
       9,286,471 and 8,935,456 outstanding ....         209          203
     Capital in excess of par value ...........      35,433       31,560
     Retained earnings ........................      41,667       38,010
     Accumulated other comprehensive loss .....        (546)        (181)
     Treasury stock, at cost, 1,203,676 shares       (6,018)      (6,018)
                                                  ---------    ---------
         Total shareholders' equity ...........      70,745       63,574
                                                  ---------    ---------
                                                  $ 113,512    $ 111,752
                                                  =========    =========



                   PAR TECHNOLOGY CORPORATION AND SUBSIDIARIES
                        CONSOLIDATED STATEMENTS OF INCOME
                     (in thousands except per share amounts)
                                   (unaudited)


                                            For the three months     For the six months
                                                ended June 30,         ended June 30,
                                           ---------------------  ----------------------
                                              2005        2004       2005         2004
                                           ---------  ----------  ---------   ----------
Net revenues:
     Product ...........................   $ 22,930    $ 19,466    $ 43,931    $ 35,705
     Service ...........................     14,416      10,570      27,818      20,877
     Contract ..........................     13,874      12,889      28,228      24,241
                                           --------    --------    --------    --------
                                             51,220      42,925      99,977      80,823
                                           --------    --------    --------    --------
Costs of sales:
     Product ...........................     13,893      13,231      26,769      24,268
     Service ...........................     10,923       9,084      21,370      18,029
     Contract ..........................     12,944      12,082      26,509      22,612
                                           --------    --------    --------    --------
                                             37,760      34,397      74,648      64,909
                                           --------    --------    --------    --------
           Gross margin ................     13,460       8,528      25,329      15,914
                                           --------    --------    --------    --------
Operating expenses:
     Selling, general and administrative      7,323       5,245      14,716      10,261
     Research and development ..........      2,107       1,302       4,385       2,645
     Amortization of identifiable
       intangible assets ...............        244        --           490        --
                                           --------    --------    --------    --------
                                              9,674       6,547      19,591      12,906
                                           --------    --------    --------    --------

Operating income .......................      3,786       1,981       5,738       3,008
Other income, net ......................         71         187         304         398
Interest expense .......................        (65)        (46)       (143)       (119)
                                           --------    --------    --------    --------
Income before provision for income taxes      3,792       2,122       5,899       3,287
Provision for income taxes .............     (1,441)       (810)     (2,242)     (1,239)
                                           --------    --------    --------    --------
Net income .............................   $  2,351    $  1,312    $  3,657    $  2,048
                                           ========    ========    ========    ========


Earnings per share:
     Basic .............................   $    .26    $    .15    $    .40    $    .24
     Diluted ...........................   $    .24    $    .14    $    .38    $    .22

Exhibit 99.2  Management Remarks dated July 27, 2005.



                                Investor's Telcom

Good morning. Today I will be presenting the results for our second quarter ending June 30, 2005.

Second quarter, revenues were $51.2 million, a 19% increase from the $ 42.9 million reported for the same period a year ago. This represents the highest second quarter revenue in our history.

Net Income for the quarter was $2.4 million, an increase of 79% over the $1.3 million reported last year. Earnings per share for the period were 24 cents per diluted share compared to 14 cents per diluted share reported last year.

For the six months ended June 30, 2005, revenues were $100 million, a 24% increase from the $80.8 million reported one year ago establishing a new first half record.

Net income for the first six months of 2005 was $3.7 million an increase of 79% over the $2 million reported for the first six months of 2004. Earnings per share for the period were 38 cents per diluted share compared to 22 cents per diluted share reported last year.

                                     REVENUE

Looking at the Quarterly revenue breakdown:

PRODUCT REVENUE

Product Revenue for the quarter was $22.9 M up 17.8% compared to the second quarter of 2004. This increase resulted from the strong demand for our hospitality products in the restaurant, hotel, resort and spa markets.

SERVICE REVENUE

Service revenue for the quarter was $14.4 M, up 36.4% compared to Q2 of last year. This increase resulted from a growing installed base in the restaurant sector in addition to the hotel and spa service revenues.

CONTRACT REVENUE

Contract revenue was up 7.6% to $13.9 M for the quarter. This growth was consistent with our internal plan yet lower than more traditional quarters due to the timing of revenue recognition on certain contracts. Our first quarter revenue was exceptionally high resulting in a below average second quarter growth.

                                     MARGINS
Now moving to margins.

PRODUCT MARGINS

Product margins for the quarter were 39.4% vs 32% last year. This increase resulted from higher software content in our product mix.

We are particularly pleased with this margin increase since it demonstrates the success of our strategic plan to improve margins through software sales.

SERVICE MARGINS

Service margins were 24.2% vs 14.1% a year ago. This significant increase also reflects the growth of the software content in our hospitality business.


CONTRACT MARGINS

Contract margins, or in our case, pre-tax profits, were 6.7 % compared to 6.3% last year. This is somewhat higher than our traditional 5 to 6% pre-tax profit range and resulted from favorable contract modifications.

                                    EXPENSES

Now turning to expenses.

SG&A expenses for the quarter were $7.3 M vs $5.2 M last year. This increase primarily reflects the acquisition of Springer-Miller.

R&D expenses were $2.1 M vs. $1.3 M last year reflecting the acquisition of Springer-Miller as well as increased investment in new product development.

Breaking out year to date performance:

     o    Total revenue was $100 M up 23.7% o Product Revenue was $43.9 M up 23%
          o Service revenue was $27.8 M up 33.2% and

     o    Contract Revenue was $28.2 M up 16.4%

     o    Product margins were 39.1% and increase of 7.1 percentage points

     o Service margins were 23.2% and increase of 9.6 percentage points and o Contract margins were 6.1%, a slight decrease of six-tenths of a percentage point.

     o    Overall margins improved a full 5.6 percentage points

     o    Operating expenses were $19.6 M and increase of 48%

     o Net income was $3.7M and increase of 79% o diluted earnings per share was 38 cents an increase of 73%

Turning to some balance sheet highlights: Our financial condition remains strong:

     o    Our  receivables   collection   cycle  remains  very  good.  Our  days
          outstanding for our Hospitality business are 64.5 days and our Govt. business is 54 days.

     o Inventory turns continue to improve to 4.72 turns compared to 4.3 turns at the end of the year.

     o    We have  reduced our short term debt to $1.9 M at 6/30/05  compared to
          10.2 M at 12/31/04.

     o    Cashflow from operations was $3.2 M for the first half of 2005.

                                     SUMMARY

In summary we are very pleased with our record second quarter performance. Both our government and our hospitality businesses exceeded our internal plans and made this achievement possible.

We are especially delighted with margin improvements in both products and services reflecting a substantial increase of software content in our hospitality business. While much of this derives from the Springer-Miller acquisition; we are also experiencing an increase in our restaurant software sales.

With a 19% revenue growth and substantial gross margin improvements, we were able to grow earning per share by 71% to 24 cents per share, slightly higher than street forecasts of 21 cents.

The results for this quarter are a reflection of the following facts:

     1. The Hospitality market is very healthy with both restaurants and resorts investing in expansion and up grades

     2. We have created and sustained long term relations with our Hospitality customers which has allowed us to gain market share, not as the result of lower pricing but rather, delivering value which has resulted in excellent customer relations. This I consider to be a strategically important accomplishment as we serve some of the largest, most demanding companies in the Hospitality sector. Through these long term relationships, our customers have benefited from the value we have provided; however, we have also benefited from these relationships by building a valuable infrastructure which credibly creates, delivers and supports complex IT solutions for large global accounts. It is this asset which we are now leveraging to expand our hospitality business.

     3. We are pleased with the accretive results from our acquisition of Springer-Miller. This is the first example of our intended strategy of leveraging our considerable infrastructure to extend our Hospitality business through strategic partnering with exemplarily software companies.

     4. Our investments to increase software content is beginning to pay off. This can be seen in this quarter's improvement in both margins and profits.

     5. We are pleased to report a 62% increase in international hospitality product revenue this quarter as we have been striving to increase our international sales. Particularly gratifying is the fact that this growth resulted from several new customers such as Loterria a large Korean corporate owner of many restaurant & cafeteria outlets, Herfy's a burger chain in Saudi Arabia, Subway in Latin America and Gloria Jeans an international coffee chain with operations widely distributed around the world.

     6. Our government business continues to perform quite well with a 7.6% revenue growth this quarter. This marks the 146th consecutive profitable quarter for our government business and with a backlog of $110 M, we are assured of continuing a strong government business.

     7. In addition to the government revenue growth in the both IT Outsourcing and applied technology, we also benefited this quarter by the restoral of DOT funding to our Logistics Management program. While we expect continuation of government funding, we are also beginning to develop an embryonic commercial business. To date we have installed over 1200 hundred CargoMate systems on chassis and Mobile Generator Sets. While we are a long way from establishing a successful commercial business, we are never-the-less gratified by this small first step. Our strategy for this area is to continue to pursue government sponsored container security programs as a means to our end goal of establishing an information based commercial business.

On another note, it was gratifying to have been listed in two national business magazine's noting our most recent financial performance. We were listed # 34 on the Fortune Small Business Fastest Growing Companies and # 15 on Business 2.0 magazine's list of the fastest growing public technology companies.

We are off to a strong start to 2005 as represented by our YTD performance. For the year we had forecasted revenue growth in the range of 15 to 20% with accelerated earnings. Based on results to date, we feel that revenue will grow at the upper end of the range with corresponding acceleration in earnings.

I would now like to open the session to take your questions.